                                                                   EXHIBIT 99(b)

                                LYNCH CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                          FOR SUBSCRIPTION CERTIFICATES

            This form, or one substantially  equivalent hereto,  must be used to exercise  subscription  rights  (the  "Subscription  Rights")  pursuant  to  the offering described in the prospectus dated ________ ___, 2005 (the "Prospectus")
of Lynch Corporation,  an Indiana corporation (the "Company"),  if a holder (the
"Holder") of Subscription  Rights cannot deliver the  certificate(s)  evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 P.M., New York
City  time,  _________  ___,  2005,  unless  extended  for  up to 15  days  (the
"Expiration Date").

            You may deliver your Notice of Guaranteed  Delivery for Subscription
Certificates to the Subscription  Agent in the same manner as your  Subscription
Certificates  at the address set forth above  under  "Delivery  of  Subscription
Materials and Payment." On the third business day following the Expiration  Date
ONLY,  you may transmit  your Notice of  Guaranteed  Delivery  for  Subscription
Certificates to the  Subscription  Agent via facsimile  transmission  (Facsimile
No.:  201-296-4293).  ALL FACSIMILE  DELIVERIES  MUST BE  CONFIRMED.  To confirm facsimile deliveries, you must call (201) 296-4860.

            Payment of the  subscription  price for each of the Company's Common
Shares subscribed for upon exercise of such Subscription Rights must be received by the Subscription  Agent in the manner specified in "Method of Payment" in the
Prospectus at or prior to 5:00 P.M., New York City time, on the Expiration  Date even if the Subscription  Certificate(s)  evidencing such Subscription Rights is
(are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

BY UNITED STATES MAIL DELIVERY:          BY OVERNIGHT COURIER:                      BY HAND:
------------------------------           --------------------                       -------

Mellon Bank, N.A.                   Mellon Bank, N.A.                        Mellon Bank, N.A.
c/o Mellon Investor Services LLC    c/o Mellon Investor Services LLC         c/o Mellon Investor Services LLC
Post Office Box 3301                85 Challenger Road - Mail Drop - Reorg   120 Broadway, 13th Floor
South Hackensack, NJ 07606          Ridgefield Park, NJ 07660                New York, NY 10271
Attn: Reorganization Department     Attn: Reorganization Department          Attn: Reorganization Department

            Delivery of this  instrument  to an address  other than as set forth above or  transmission  of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

            If you have any questions or require  additional  copies of relevant documents, please contact:

                          Mellon Investor Services LLC
                     85 Challenger Road - Mail Drop - Reorg
                            Ridgefield Park, NJ 07660
                       Toll Free Telephone: (866) 340-1578
        Direct Line for Banks and Brokers to Call Collect: (201) 373-5156

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Ladies and Gentlemen:

            The undersigned hereby represents that the undersigned is the Holder
of  Subscription  Certificate(s)  representing   _________________  Subscription
Rights and that such  Subscription  Certificate(s)  cannot be  delivered  to the
Subscription Agent at or before 5:00 P.M., New York City time, on the Expiration
Date.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt  of which is  hereby  acknowledged,  the  undersigned  hereby  elects to exercise (i) the Basic Subscription  Privilege to subscribe for one Common Share
for  each  three   Subscription   Rights   represented   by  such   Subscription
Certificate(s)  and  (ii)  the  Oversubscription   Privilege  relating  to  such
Subscription  Rights,  to the extent that Common  Shares that are not  otherwise purchased pursuant to the exercise of Subscription  Rights (the "Excess Shares")
are  available  therefor,  for an  aggregate  of up to  ________________  Excess
Shares, subject to availability and proration as described in the Prospectus.

            The undersigned  understands that payment of the Subscription  Price for  each  Common  Share  subscribed  for  pursuant  to the  Basic  Subscription
Privilege  and  the   Oversubscription   Privilege   must  be  received  by  the
Subscription Agent at or before 5:00 P.M., New York City time, on the Expiration
Date  and   represents   that  such  payment,   in  the   aggregate   amount  of
$__________________ is being delivered to the Subscription Agent herewith in the manner set forth below (check appropriate box):

                 |_|  Certified check

                 |_|  Bank draft (cashier's check)

                 |_|  Money Order

Signature(s) _________________________          Address ________________________
______________________________________          ________________________________
Name(s) ______________________________          ________________________________
______________________________________          Area Code and Tel. No(s).

Subscription Certificate No(s). (if available)
__________________________________________________________

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                              Guarantee of Delivery
        (Not To Be Used For Subscription Certificate Signature Guarantee)

            The undersigned,  a member firm of a registered  national securities exchange or of the  National  Association  of  Securities  Dealers,  Inc.,  or a
commercial bank or trust company having an office or correspondent in the United
States,  or a bank,  stockbroker,  savings and loan  association or credit union with membership in an approved signature guarantee  medallion program,  pursuant to Rule 17Ad-15 of the Securities  Exchange Act of 1934, as amended,  guarantees that the undersigned  will deliver to the  Subscription  Agent the  certificates representing the Subscription  Rights being exercised hereby,  with any required signature  guarantee  and any other  required  documents,  all within  three (3)
business days after the date hereof.

_______________________________________         Dated: _________________________

_______________________________________         ________________________________
(Address)                                       (Name of Firm)

_______________________________________         ________________________________
(Area Code and Telephone Number)                (Authorized Signature)

            The  institution  that  completes  this  form must  communicate  the
guarantee  to  the   Subscription   Agent  and  must  deliver  the  Subscription
Certificate(s)  to the  Subscription  Agent  within the time period shown in the
Prospectus of Lynch  Corporation,  dated __________ ___, 2005.  Failure to do so could result in a financial loss to such institution.

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